EXHIBIT 99

[LOGO]	Contact:	Randall Oliver (media) (323) 869-7607 randall.oliver@smartandfinal.com

NEWS		Richard Phegley (investors) (323) 869-7779 rick.phegley@smartandfinal.com

SMART & FINAL ANNOUNCES STRONG THIRD QUARTER 2003 RESULTS

AND INDICATES COMPLETION OF STRATEGIC DIVESTITURES

•	Third Quarter Western U.S. Same Stores Sales Increase 6.8 Percent

•	Income from Continuing Operations Increased

•	Divestiture of Broadline Foodservice Operations Completed

LOS ANGELES, November 4, 2003 — Smart & Final Inc. (NYSE – SMF) today reported income from continuing operations of $8.3 million, or $.28 per diluted share, for the sixteen-week quarter ended October 5, 2003. Income from continuing operations for the prior year third quarter was $8.1 million, or $.27 per diluted share.

Operating income in the 2003 third quarter included $1.3 million of expenses from the consolidation of the company’s real estate synthetic lease facility and the accelerated vesting of restricted stock compensation. As adjusted for these items net of tax, income from continuing operations in the 2003 third quarter was $9.1 million, an increase of 13 percent over the 2002 third quarter. [This adjusted comparison to income from continuing operations for the 2002 third quarter is a non-GAAP financial measure as defined by SEC Regulation G. The GAAP financial measure most directly comparable is income from continuing operations of $8.3 million for the 2003 third quarter, an increase of 3 percent over the 2002 third quarter.]

Sales from continuing operations in the third quarter of 2003 increased 8.1 percent to $538.4 million as compared to the prior year quarter, with comparable store sales increasing by 6.8 percent.

The company also indicated that it has completed the previously announced divestitures of its broadline foodservice distribution operations in northern California and Florida, and the divestiture of its retail stores operations in the Florida market.

---more---

Smart & Final Inc. Third Quarter 2003

Including the effect of discontinued operations, the company reported net income of $916,000, or $0.03 per diluted share, for the sixteen-week quarter ended October 5, 2003. Third quarter 2002 net income was $2.7 million, or $0.09 per diluted share.

Ross Roeder, chairman and chief executive officer, stated “Our third quarter sales and income performance in our continuing western U.S. stores was outstanding, led by a 6.8 percent year-over-year increase in comparable store sales. It is noteworthy that we experienced these strong sales gains prior to the southern California grocery strike that began October 11, 2003. Smart & final sales in the southern California market have increased sharply since the strike began, as many households have turned to Smart & Final as an alternative to the affected grocery chains.”

“During the third quarter we had growth in sales and income in both our Smart & Final warehouse stores and our Cash & Carry wholesale stores formats. The results further validate the strategic decision to divest our foodservice operations to better focus our energies on growth in our two strong store formats. We believe we have set the stage for excellent performance going forward,” he said.

Roeder added, “Our third quarter results also reflect improvement in gross margin rates, lower comparable interest expense, and very strong cash flow.”

Gross margin from continuing operations increased to $95.5 million for the quarter and as a percentage of sales increased to 17.7 percent for third quarter 2003 compared to 16.5 percent for third quarter 2002. The increase in gross margin was primarily a result of lower shrink in the company’s Smart & Final stores and the effects of adopting two new accounting pronouncements.

In the second quarter of 2003, the company adopted the provisions of Emerging Issues Task Force (“EITF”) Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Cash Consideration Received from a Vendor.” In accordance with the provisions of EITF No. 02-16, the company has changed the classification of certain vendor allowances that previously were recorded as a reduction of operating and administrative expenses, to classification as a reduction in cost of sales. Approximately $4.1 million of such vendor allowances were recorded as a reduction of cost of sales in the third quarter of 2003, which represented approximately 0.8 percent of sales from continuing operations.

Also, effective as of the end of the 2003 second quarter, the company adopted Financial Accounting Standards Board Interpretation (“FIN”) No. 46 “Consolidation of Variable Interest Entities” which required the consolidation by the company of a real estate synthetic lease facility not previously consolidated. In accordance with the provisions of FIN No. 46, the company has recorded approximately

---more---

Smart & Final Inc. Third Quarter 2003

$2.4 million of costs as interest expense in the third quarter of 2003 that previously were recorded in cost of sales as rental expense. In addition pursuant to FIN No. 46, the company recorded in the third quarter of 2003 approximately $0.4 million of depreciation expense in cost of sales that previously was not recorded. When compared to the prior year third quarter, the net effect of adopting FIN No. 46 to the third quarter of 2003 was to increase the gross margin from continuing operations as a percentage of sales by 0.4 percent.

Operating and administrative expenses from continuing operations increased to $77.0 million for the quarter as compared to $65.6 million for the prior year quarter. Operating and administrative expenses, as a percentage of sales, increased to 14.3 percent for the 2003 third quarter from 13.2 percent for the third quarter of 2002. The increase in operating and administrative expenses as a percentage of sales was primarily due to the accelerated vesting of restricted stock compensation, increased fringe benefit costs and legal expense, and the accounting impact of adopting EITF No. 02-16. The re-classification of $4.1 million of certain vendor allowances resulting from the adoption of EITF No. 02-16, contributed approximately 0.8 percent of the increase in operating and administrative expenses as a percentage of sales.

Interest expense, net from continuing operations increased to $6.0 million for the quarter as compared to $4.0 million for the prior year quarter. This increase is primarily due to the company’s adoption of FIN No. 46 and the recording of $2.4 million of interest expense costs that previously was reflected as rental expense in cost of sales.

The company recorded in the third quarter the last anticipated charges associated with the divestiture transactions. The company recorded $5.2 million net of tax in special charges in the third quarter related to its discontinued operations, including $1.1 million related to the sale and divestiture of the company’s Florida foodservice and stores businesses and $4.1 million in charges related to the divestiture of the northern California foodservice operation net of the gain realized on sale of certain assets. Including these special charges, the company reported a loss from discontinued operations, net of tax, of $7.4 million for the sixteen-week quarter ended October 5, 2003 ($0.25 per diluted share) and a loss from discontinued operations, net of tax, of $5.4 million for the prior year quarter ($0.18 per diluted share).

Year-to-date in 2003, the company’s net cash flow from operations was $50.2 million, an 18 percent increase from the prior year level.

In October 2003, the company entered into amendments of its revolving credit facility and synthetic lease facility to amend certain financial covenants. The company is currently in compliance

---more---

Smart & Final Inc. Third Quarter 2003

with all covenants of its facilities and expects to remain in full compliance with the covenants through the expiration of the respective terms of the facilities. As previously announced, the company applied $42 million of cash proceeds from the divestiture transactions to reduce the balance outstanding under its revolving credit facility and the corresponding facility commitment amount. During the quarter an additional $4 million reduction was also made to the balance outstanding. At the end of the third quarter, the company’s usage of its revolving credit facility was $75 million and the facility commitment amount was $127.8 million. At the end of the third quarter, availability under the facility was approximately $34 million as determined by the facility’s borrowing base formula.

Founded in 1871 in downtown Los Angeles, Smart & Final Inc. operates 229 non-membership warehouse stores for food and foodservice supplies in California, Oregon, Washington, Arizona, Nevada, Idaho and northern Mexico at the end of the 2003 third quarter. For more information, visit the company’s website at www.smartandfinal.com.

Forward-Looking and Cautionary Statements

This Smart & Final press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other expressions of management’s belief or opinion which reflect its current understanding or belief with respect to such matters. Such statements are subject to certain risks and uncertainties, including known and unknown factors as included in the company’s periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially and adversely from those projected. All of these forward-looking statements are based on estimates and assumptions made by management of the company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such statements. There can be no assurance that the company will not incur new or additional unforeseen costs in connection with the ongoing conduct of its business. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Except as specifically set forth herein, the company undertakes no obligation to update any such forward-looking or other statement.

---more---

Smart & Final Inc. Third Quarter 2003

STANDARD PRESS RELEASE CALL INFO

A telephone conference call with Smart & Final’s senior management will be held on Wednesday, November 5, 2003 at 8:00 a.m. Pacific Daylight Time. The conference call is available in a listen-only mode through www.CCBN.com. Replays of the conference call will also be available.

INVESTOR LIST PRESS RELEASE CALL INFO

A telephone conference call with Smart & Final’s senior management will be held on Wednesday, November 5, 2003 at 8:00 a.m. Pacific Standard Time. To participate, call (706) 679-8131. A 24-hour replay of the conference call will be available after 10:00 a.m. Pacific time by calling (800) 642-1687 and entering reservation number 3311393. Replays of the conference call will also be available through www.CCBN.com

---more---

SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

	Sixteen Weeks Ended		Forty Weeks Ended
	October 5, 2003	October 6, 2002	October 5, 2003	October 6, 2002
	(Unaudited)
Sales	$538,392	$498,127	$1,285,693	$1,207,682
Cost of sales, buying and occupancy	442,892	416,132	1,065,735	1,017,020

Gross margin	95,500	81,995	219,958	190,662
Operating and administrative expenses	77,042	65,607	183,288	155,267
Restructuring and other charges	(400)	—	18,000	—

Income from operations	18,858	16,388	18,670	35,395
Interest expense, net	5,976	3,986	11,424	9,645

Income from continuing operations before income taxes	12,882	12,402	7,246	25,750
Income tax provision	(4,858)	(4,726)	(3,175)	(10,014)
Equity earnings in unconsolidated subsidiary	297	405	372	598

Income from continuing operations	8,321	8,081	4,443	16,334
Discontinued operations, net of tax	(7,405)	(5,406)	(67,295)	(11,010)

Income (loss) before cumulative effect of accounting change	916	2,675	(62,852)	5,324
Cumulative effect of accounting change (variable interest entity, net of tax of $3,534)	—	—	(5,301)	—

Net income (loss)	$916	$2,675	$(68,153)	$5,324

Earnings (loss) per common share
Earnings per common share from continuing operations	$0.28	$0.27	$0.15	$0.56
Loss per common share from discontinued operations	(0.25)	(0.18)	(2.26)	(0.37)
Cumulative effect of accounting change per common share	—	—	(0.18)	—

Earnings (loss) per common share	$0.03	$0.09	$(2.29)	$0.18

Weighted average common shares	29,740,307	29,432,264	29,787,585	29,409,699

Earnings (loss) per common share, assuming dilution
Earnings per common share, assuming dilution, from continuing operations	$0.28	$0.27	$0.15	$0.55
Loss per common share, assuming dilution, from discontinued operations	(0.25)	(0.18)	(2.26)	(0.37)
Cumulative effect of accounting change per common share, assuming dilution	—	—	(0.18)	—

Earnings (loss) per common share, assuming dilution	$0.03	$0.09	$(2.29)	$0.18

Weighted average common shares and common share equivalents	29,924,408	29,433,016	29,787,585	29,552,151

---more---

SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AS A PERCENTAGE OF SALES

	Sixteen Weeks Ended		Forty Weeks Ended
	October 5, 2003	October 6, 2002	October 5, 2003	October 6, 2002
	(Unaudited)
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales, buying and occupancy	82.3	83.5	82.9	84.2

Gross margin	17.7	16.5	17.1	15.8
Operating and administrative expenses	14.3	13.2	14.3	12.9
Restructuring and other charges	(0.1)	—	1.4	—

Income from operations	3.5	3.3	1.5	2.9
Interest expense, net	1.1	0.8	0.9	0.8

Income from continuing operations before income taxes	2.4	2.5	0.6	2.1
Income tax provision	(0.9)	(0.9)	(0.2)	(0.8)
Equity earnings in unconsolidated subsidiary	0.1	0.1	—	—

Income from continuing operations	1.5	1.6	0.3	1.4
Discontinued operations, net of tax	(1.4)	(1.1)	(5.2)	(0.9)

Income (loss) before cumulative effect of accounting change	0.2	0.5	(4.9)	0.4
Cumulative effect of accounting change (variable interest entity, net of tax of $3,534)	—	—	(0.4)	—

Net income (loss)	0.2%	0.5%	(5.3)%	0.4%

---more---

SMART & FINAL INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share amounts)

	October 5, 2003	December 29, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,925	$23,002
Trade notes and accounts receivable, less allowance for doubtful accounts of $404 in 2003 and $398 in 2002	18,645	18,430
Inventories	123,013	123,578
Prepaid expenses and other current assets	14,405	8,370
Deferred tax asset	12,513	13,162
Assets of discontinued operations	8,966	154,432

Total current assets	218,467	340,974
Property, plant and equipment:
Land	68,156	32,207
Buildings and improvements	64,251	30,308
Leasehold improvements	110,922	109,098
Fixtures and equipment	176,690	173,458

	420,019	345,071
Less—Accumulated depreciation and amortization	172,902	155,240

Net property, plant and equipment	247,117	189,831
Assets under capital leases, net of accumulated amortization of $9,486 in 2003 and $9,416 in 2002	4,198	4,280
Goodwill, net of accumulated amortization of $3,455 in 2003 and 2002	34,775	34,775
Deferred tax asset	32,234	8,963
Other assets	51,070	42,234

Total assets	$587,861	$621,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and capital leases	$143,630	$136,719
Accounts payable	75,071	72,753
Accrued salaries and wages	13,035	8,432
Other accrued liabilities	56,556	38,720
Notes payable to affiliate	20,100	—
Liabilities of discontinued operations	10,586	31,233

Total current liabilities	318,978	287,857
Long-term liabilities:
Obligations under capital leases	4,812	5,314
Other long-term liabilities	19,912	17,557
Workers’ compensation reserve, postretirement and postemployment benefits	38,161	38,794

Total long-term liabilities	62,885	61,665
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par value (authorized 10,000,000 shares; no shares issued)	—	—
Common stock, $0.01 par value (authorized 100,000,000 shares; 29,915,624 shares issued and outstanding in 2003 and 29,443,198 in 2002)	299	294
Additional paid-in capital	208,495	206,926
Notes receivable for common stock	(100)	(100)
Accumulated other comprehensive loss	(10,745)	(11,787)
Retained earnings	8,049	76,202

Total stockholders’ equity	205,998	271,535

Total liabilities and stockholders’ equity	$587,861	$621,057

---more---

SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Forty Weeks Ended
	October 5, 2003	October 6, 2002
	(Unaudited)
Cash Flows from Operating Activities:
Net (loss) income	$(68,153)	$5,324
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Gain on disposal of property, plant and equipment	(5,192)	(1,549)
Depreciation and amortization	28,103	27,481
Deferred tax provision (benefit)	2,276	(332)
Amortization of deferred financing costs	2,378	1,410
Equity earnings in unconsolidated subsidiary	(372)	(598)
Asset impairment charges, net of tax	14,973	—
Non-cash restructuring and other charges, net of tax	14,940	—
Loss on sale of foodservice operations, net of tax	36,661	—
Cumulative effect of accounting change, net of tax	5,301	—
Decrease (increase) in:
Trade notes and accounts receivable	13,308	9,617
Inventories	20,407	6,692
Prepaid expenses and other assets	1,282	(811)
Increase (decrease) in:
Accounts payable	(8,448)	(6,246)
Accrued salaries and wages	3,170	(3,214)
Other accrued liabilities	(10,410)	4,969

Net cash provided by operating activities	50,224	42,743

Cash Flows from Investing Activities:
Acquisition of property, plant and equipment	(18,158)	(38,239)
Proceeds from disposal of property, plant and equipment	17,233	5,710
Investment in capitalized software	(7,029)	(2,673)
Net proceeds from divestitures	38,752	—
Other	(1,564)	(1,246)

Net cash provided by (used) in investing activities	29,234	(36,448)

Cash Flows from Financing Activities:
Payments on bank line of credit	(62,500)	(17,000)
Borrowings on bank line of credit	7,500	20,000
Payments on notes payable	(6,535)	(7,381)
Proceeds from issuance of common stock, net of costs	—	11

Net cash used in financing activities	(61,535)	(4,370)

Increase in cash and cash equivalents	17,923	1,925
Cash and cash equivalents at beginning of the period	23,002	23,016

Cash and cash equivalents at end of the period	$40,925	$24,941

# # # #